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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 29, 2000
               Date of earliest event reported: December 22, 2000



                              PHOTON DYNAMICS, INC.
             (Exact name of registrant as specified in its charter)



                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)



                 000-27234                         94-3007502
           (Commission File No.)        (IRS Employer Identification No.)



                6352 SAN IGNACIO AVENUE, SAN JOSE, CA 95119-1202
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (408) 226-9900



                             --------------------

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ITEM 5.  OTHER EVENTS

         Effective December 22, 2000, Photon Dynamics, Inc., a California corporation ("Photon"), acquired through a wholly-owned subsidiary all of the outstanding common shares of Image Processing Systems Inc., an Ontario corporation ("IPS"), pursuant to a plan of arrangement (the "Arrangement") under Ontario corporate law and an Acquisition Agreement for Plan of Arrangement (the "Acquisition Agreement"), dated as of September 27, 2000, by and among Photon, Photon Dynamics Nova Scotia Company, a Nova Scotia unlimited liability company and wholly-owned subsidiary of Photon ("Nova Scotia Co") and IPS. The Arrangement was approved by the holders of IPS common shares and by the Ontario Superior Court of Justice on December 20, 2000. The description contained in this Item 5 of the transactions consummated pursuant to the terms and conditions of the Acquisition Agreement is qualified in its entirety by reference to the full text of the Acquisition Agreement, a copy of which has been previously filed with the Securities and Exchange Commission as part of Photon's registration statement on Form S-3 (No. 333-49444).

         The Arrangement provided for the acquisition of IPS by Photon in a transaction in which each IPS common share held by an IPS shareholder was exchanged for 0.0447 fully paid and non-assessable exchangeable shares of IPS (the "Exchangeable Shares"). The Exchangeable Shares are exchangeable for Photon common stock on a one-for-one basis at any time at the option of the holder. Holders of Exchangeable Shares will be entitled to vote at meetings of shareholders of Photon through a voting trust. Subject to applicable law and certain redemption rights of Nova Scotia Co, IPS has the right to redeem all but not less than all of the then outstanding Exchangeable Shares on December 22, 2005 (the "Redemption Date"). Upon redemption, all holders of outstanding Exchangeable Shares will be entitled to receive one share of Photon common stock for each Exchangeable Share they hold. In certain circumstances, the board of directors of IPS may accelerate the Redemption Date. Pursuant to the Acquisition Agreement, Photon assumed all outstanding options to acquire common shares of IPS in accordance with the terms of such options and the terms and conditions of the Acquisition Agreement. At the effective time of the Arrangement, by virtue of the transfer of all of the outstanding common shares of IPS to Nova Scotia Co, IPS became an indirectly wholly-owned subsidiary of Photon.

         Pursuant to the terms of the Acquisition Agreement, Photon has filed a registration statement on Form S-3 with respect to shares of its common stock to be issued in exchange for the Exchangeable Shares. The Arrangement is expected to be accounted for as a pooling-of-interests. A copy of the press release announcing the consummation of the Arrangement is attached hereto as Exhibit
99.1. Due to the delay in obtaining a government approval, the closing date of the Arrangement was on December 22, 2000 rather than December 20, 2000, as stated in the attached press release.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Business Acquired

         Not applicable

         (b)      Pro Forma Financial Information

         Not applicable

         (c)      Exhibits

         The following Exhibits are filed as part of this report:

         4.1      Certificate of Determination of Series A1 Preferred Stock of
                  Registrant

         99.1     Press Release of Registrant dated December 20, 2000

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       PHOTON DYNAMICS, INC.



Dated:  December 29, 2000              By: /s/ Richard L. Dissly
                                          -------------------------------------
                                          Richard L. Dissly
                                          Chief Financial Officer and Secretary


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                                INDEX TO EXHIBITS

4.1      Certificate of Determination of Series A1 Preferred Stock of Registrant

99.1     Press Release of Registrant dated December 20, 2000